NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE

Micron Solutions, Inc. Announces $3.7M Contract Award with a Leading Medical Technology Company.

FITCHBURG, MA, August 27, 2019 – Micron Solutions, Inc. (NYSE American: MICR) (the “Company”), a diversified contract manufacturing organization, through its wholly-owned subsidiary, Micron Products, Inc., producing highly-engineered, innovative components and assemblies requiring precision machining and injection molding, announced today the receipt of purchase orders from  a leading medical technology company, comprising an additional $3.7 million in revenue, which represents the largest single order in the Company’s history.

CEO, Bill Laursen commented “Choosing Micron benefits our new customer by consolidating multiple suppliers into one, reducing their internal costs in supplier management. We were chosen in part because we provide cost savings due to our vertically integrated molding, machining and assembly operations.”

Mr. Laursen added “This is a watershed moment for Micron as we look to leverage the talents of our outstanding group of engineers who bring the highest level of innovation to our customers. This is the first of many new customers our team expects to bring to Micron Products over the coming quarters.”

“The new management team at Micron has a long history of success delivering the best quality products and service to our customers. Industry experience and long-term relationships,  coupled with best in class manufacturing practices,  sets the foundation for continued sales growth, with the goal of creating significant value for our customers and shareholders”, said Mr. Laursen.

About Micron Solutions, Inc.

Micron Solutions, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components and assemblies requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.micronsolutionsinc.com and http://www.micronproducts.com

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of and ability to generate sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:

Bill Laursen

Chief Executive Officer

978.345.5000